Exhibit 23.9

P. +61 8 9420 6660 | F. +61 8 9420 6690

3/1138 Hay Street, West Perth WA 6005

PO Box 275, West Perth WA 6872

RISC Operations Pty Ltd | ABN: 19 150 789 030

www.riscadvisory.com

Thursday 28, April 2016

Brookfield BBP Canada Holdings Inc.

181 Bay Street

Toronto, Ontario

M5J 2T3

CONSENT OF EXPERT

We hereby consent to the use in the Registration Statement on Form F-1 (Registration No. 333-207621) (as it may be amended from time to time, the “Registration Statement”) of Brookfield Business Partners L.P. (the “Company”) of the name RISC Operations Pty Limited, to the references to our NI 51-101 compliant report auditing the crude oil, natural gas liquids and natural gas reserves of the Company’s Australian operations as of December 31, 2015 and the inclusion of our corresponding NI 51-101F2 “Report on Reserves Data by Independent Qualifed Reserves Auditor” letter, dated March 31, 2016 in the Registration Statement. We also consent to all references to us contained in such Registration Statement.

RISC OPERATIONS PTY LIMITED

Yours sincerely

/s/ Antony Corrie-Keilig

Antony Corrie-Keilig FIE(Aust) IntPE (Aus) SPEC
Principal Petroleum Engineer